UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 4, 2002
Commission file number	1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)
IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-284-3000

Item 5.	Other Events

On November 4, 2002, Meredith Corporation announced an agreement to acquire American Baby magazine and related assets from Primedia Inc. for $115 million. American Baby magazine, which was launched in 1938, is currently published monthly and has a circulation of 2 million. Other American Baby group properties being acquired include:

--	Childbirth magazine, which reaches 2.3 million expectant mothers annually
--	First Year of Life magazine, which reaches 3 million parents annually
--	Hispanic titles, including Expera, Primeros 12 Meses, and Health Kids en Espanol, and marketing programs, which reach 3 million consumers annually
--	Television programs, American Baby and Healthy Kids, which currently reach 60 million households on the FX television network
--	Web sites, americanbaby.com and healthykids.com, which deliver 2.7 million page views and approximately 700,000 unique visitors each month
--	Baby Faire expos and product shows, which have attracted more than 100,000 attendees annually
--	Sampling programs that reach nearly 10 million expectant and new parents annually
--	Custom publications for clients including Proctor & Gamble, Fisher Price and Mead Johnson

The purchase price of $115 million represents a multiple of approximately 10 times the American Baby group's projected 12-month earnings before interest, taxes, deprecation and amortization. Meredith expects the transaction to be accretive to earnings per share in fiscal 2003 and subsequent years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	November 4, 2002